UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2005

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreement.

Effective June 10, 2005, Spansion LLC, a majority owned subsidiary of Advanced Micro Devices, Inc., entered into a Second Amendment to Amended and Restated Term Loan Agreement by and among Spansion LLC, General Electric Capital Corporation and the majority lenders party thereto (the “Amendment”). The purpose of the Amendment was to revise Spansion’s reporting obligations, eliminate the requirement that Spansion maintain a specified net domestic cash balance and decrease the net worldwide cash balance required to be maintained by Spansion in order to avoid being subject to the enhanced covenants set forth in the Amended and Restated Term Loan Agreement. Pursuant to the Amendment, Spansion would enter into an enhanced covenant period if its net worldwide cash balance as of the last day of any fiscal quarter were below the amount then outstanding under the Amended and Restated Term Loan Agreement plus $6 million, which would have been $43.7 million as of March 27, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: June 16, 2005	By:	/s/ Robert J. Rivet
Robert J. Rivet
Executive Vice President and Chief Financial Officer

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